EX-10.8

LOCK-UP AGREEMENT

This Lock-up Agreement (the "Lock-Up Agreement") dated as of ______________, 2004, is by and between DataMEG Corp., a New York corporation, having usual place of business at XXXXX XXXX XXX, XXXXX XXXX, Boston, MA 02116 ("DataMEG") and Rex Hester, of XXXXX XXXX XXXXX XXX XXXXXX, North Carolina ("Hester").

WHEREAS, on the date hereof, DataMEG and Hester entered into that certain Settlement Agreement and Mutual Release ("Settlement Agreement") (capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Settlement Agreement);

WHEREAS, pursuant to Section 1 of the Settlement Agreement DataMEG shall deliver to the Hester One Million Seven Hundred Fifty Thousand (1,750,000) shares of the common stock, $.01 par value of DataMEG, to be subject to this Lock-Up Agreement.

WHEREAS, as an inducement and a condition to DataMEG entering into the Settlement Agreement, and incurring the obligations set forth therein, DataMEG has required that Hester enter into this Lock-Up Agreement.

NOW THEREFORE, for and in consideration of the mutual agreements, terms, covenants and conditions herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1. Recitals. The foregoing recitals are incorporated into and made an integral part of this Lock-Up Agreement.

2. Lock-up. DataMEG entered into the Settlement Agreement and Mutual Release in reliance upon the covenants of Hester contained herein, and for other good and valuable consideration, receipt of which is hereby acknowledged, Hester agrees, for the benefit of DataMEG, that in each calendar month, for as long as Hester holds the Option or the shares subject to the Option (the "Lock-Up Period"), not to offer to sell, contract to sell or otherwise sell, dispose of loan, pledge or grant any rights with respect to (collectively, a "Disposition") any number of shares of common stock, $.01 par value of the DataMEG ("Common Stock"), any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities"), now owned or hereafter acquired directly by the Hester or with respect to which the Hester has or hereafter acquires the power of disposition, exceeding _________("Limitation"), otherwise than (i) as a bonafide gift or gifts, provided the donee or donees thereof agree to be bound by this Lock-Up Agreement, or (ii) with the prior written consent of DataMEG. The foregoing restriction is expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-Up Period exceeding the Limitation even if such Securities would be disposed of by someone other than Hester. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Securities.

3. Hester hereby agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by Hester except in compliance with this Lock-Up Agreement.

4. Any Disposition of Securities allowed under this Lock-Up Agreement shall not be conducted except in compliance with the applicable provisions of the Securities Act of 1933, as amended ("1933 Act") and the rules and regulations promulgated thereunder.

5. Registration. The shares of Common Stock have not been registered under the 1933 Act, or any other similar federal or state securities statute, and may only be transferred upon registration of the shares under the foregoing statutes and applicable regulations adopted thereunder or upon the delivery to DataMEG of an opinion of counsel satisfactory to DataMEG that such registration is not required. DataMEG agrees that it will include the Shares subject to the Settlement Agreement in the next legally permissible registration statement filed with the Securities and Exchange Commission.

6. Notices. Any notice or other communication which is required or permitted under this Lock-Up Agreement shall be in writing and shall be deemed to have been given, delivered, or made, as the case may be (notwithstanding lack of actual receipt by the addressee) (i) on the date sent if delivered personally or by cable, telecopy, telegram, telex, or facsimile (which is confirmed) or (ii) three (3) business days after having been deposited in the United States mail, certified or registered, return receipt requested, sufficient postage affixed and prepaid, or (iii) one (1) business day after having been deposited with a nationally recognized overnight courier service (such as by way of example, but not limitation, U.S. Express Mail, Federal Express, or Airborne), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Company:                  DataMEG Corp. 20 Park Plaza,
                                XXXX XXXXX Boston, MA 02116
                                Attn.: Andrew Benson
                                Telecopy No.:  (617) ________

If to Hester:                   Rex Hester XXXX XXXXX XXXX
                                XXXXXXXX, NC 27207
                                Telecopy No.:___________

7. Amendment, Assignments, Jurisdiction. This Lock-Up Agreement shall not be amended except by an instrument in writing signed by all the parties hereto. This Lock-Up Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Neither this Lock-Up Agreement nor any of the rights, interests or obligations under this Lock-Up Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other parties. In the event that any provision of this Lock-Up Agreement is held to be illegal or unenforceable, the remainder of this Lock-Up Agreement shall remain in full force and effect. This Lock-Up Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, without reference to its so-called conflict of laws provisions.

[Signatures on the following page.]

        IN WITNESS WHEREOF, the parties hereto have duly executed this Lock-up Agreement under seal as of the date first written above.


                                                HESTER:

                                                Rex Hester




                                                DATAMEG:

                                                DataMEG Corp.

                                                By: Andrew Benson, President